                                                                                                                                  Exhibit 10.37

CREDIT ACCESS AND LOAN AGREEMENT
________________

THIS CREDIT ACCESS AND LOAN AGREEMENT (this “Agreement”) is made and entered into on January 10, 2020 by and between Yutaka Niihara, M.D., M.P.H. (“Lender”) and Emmaus Life Sciences, Inc., a Delaware corporation (“Emmaus”), with reference to the following facts:

RECITALS:

Lender is the Chairman of the Board, Chief Executive Officer and the principal stockholder of Lender.

A.Lender is the Chairman of the Board, Chief Executive Officer and the principal stockholder of Lender.

B.

Lender is party to that certain Advantage Line Loan Agreement entered into as of November 22, 2019 between Lender and California Bank & Trust, as lender (“Bank”), as it may be amended from time to time (as so amended, the “Bank Credit Agreement”).

B.

Lender has afforded, and Emmaus and Lender desire that Lender continue to afford, Emmaus access to the credit available to Lender under the Bank Credit Agreement in the form of advances by Lender to Emmaus of proceeds of borrowings by Lender under the Bank Credit Agreement, on the terms set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.ADVANCES AND RE-ADVANCES

1.1On December 27, 2019, Lender advanced to Emmaus a total of $600,000 of proceeds from borrowings by Lender under the Bank Credit Agreement.  At Emmaus’s request at any time and from time to time during the term of this Agreement, Lender may, but shall not be obligated to, advance or re-advance to Emmaus proceeds of borrowings by Lender under the Bank Credit Agreement to be used by Emmaus in its discretion; provided that the aggregate outstanding principal amount of all advances and re-advances by Lender to Emmaus hereunder at any time shall not exceed $1,000,000.

1.2Advances and re-advances by Lender to Emmaus hereunder shall bear interest from the date made until paid in full at the variable interest rate payable by Lender under the Bank Credit Agreement, as it may vary from time to time.  Except as otherwise provided in this Agreement, the principal amount of and accrued and unpaid interest thereon shall be due and payable when such amounts become due and payable, whether upon maturity, in the event of acceleration, or otherwise, under the Bank Credit Agreement, subject to Lender’s right in his discretion to demand payment of any such amounts at any time and to Emmaus’ right to prepay any such amounts, in whole or in part, at any time without premium or penalty.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  Emmaus’ liability and obligation to pay the principal amount of and accrued and unpaid interest on advances and re-advances by Lender to

Emmaus hereunder shall be evidenced by a Revolving Promissory Note of Emmaus in substantially the form attached hereto as Exhibit A (the “Revolving Note”).  In addition to Emmaus’ payment of the principal amount of and accrued and unpaid interest on advances and re-advances hereunder as aforesaid, within 90 days after the end of each calendar year during the term hereof in which accrued interest hereunder is paid to Lender, Emmaus shall pay to Lender an additional amount in cash (the “Gross-Up Payment”) to the extent necessary to make Lender approximately whole for the income and employment taxes payable by Lender on the interest income realized by Lender in respect of amounts paid to Lender hereunder for such year, including the Gross-Up Payment. The Gross-Up Payment shall be calculated by Emmaus in good faith, after consultation with Lender’s personal tax preparer or other tax advisor, based on the estimated marginal tax rates applicable to Lender for the year in which the amounts were paid to Lender, taking into account federal, state and local income and employment taxes, including all such taxes payable on the Gross-Up Payment, itself.

SECTION 2.TERM AND TERMINATION

2.1The term of this Agreement shall coincide with the term of the Bank Credit Agreement.  Notwithstanding the foregoing, the term of this Agreement shall terminate automatically in any of the following events:

(a)the filing of a voluntary bankruptcy or insolvency by Emmaus or an involuntary bankruptcy or insolvency petition against Emmaus which is not vacated within 60 days from the date of filing, or the entry of an order for relief in any bankruptcy proceeding in which Emmaus is a defendant, or the appointment of a receiver or trustee for Emmaus, or the execution of an assignment for the benefit of creditors of Emmaus, or the execution of a composition with creditors or any agreement of like import by Emmaus;

(b)written notice by Lender to Emmaus in the event Emmaus is in material default in the performance of any of the terms of this Agreement, provided that such default or breach is not cured within 10 days after such notice; and

(c)any determination by the Board of Directors or the stockholders of Emmaus to dissolve Emmaus.

Upon the expiration or termination of this Agreement, all outstanding advances and re-advances hereunder and any accrued and unpaid interest thereon shall immediately be and become due and payable, in full, without presentment or demand.

SECTION 3.ADDITIONAL TERMS

3.1This Agreement and the Revolving Note contain the entire understanding of the parties hereto with respect to the subject matter herein and therein and supersede any and all prior written or oral agreements or understandings between the parties with respect to such subject matter hereof or thereof.

3.2This Agreement may be amended only in a writing executed by all parties.

3.3This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; provided, however, that neither this Agreement nor any rights or obligations of Emmaus hereunder may be assigned or delegated by Emmaus.

3.4Nothing in this Agreement shall be deemed or construed by the parties or by any third parties as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no actions of the parties, shall be deemed to create any relationship between the parties other than the relationship of lender and borrower.

3.5This Agreement shall be construed and enforced in accordance with the internal laws of the State of California, without regard to conflict-of-law principles.

3.6In the event that any dispute between Lender and Emmaus should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs, and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys’ fees and expenses as may be awarded in such litigation or arbitration.

3.7This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same agreement with the same effect as if both parties had signed the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.  A facsimile or other electronic signature shall have the same force and effect as an original signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

______________________________
Yutaka Niihara, M.D., M.P.H.

Emmaus Life Sciences, Inc.

By:___________________________ Willis C. Lee, Chief Operating Officer

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